EXHIBIT 99.1

CERTIFICATION OF CEO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report on Form 10-Q of Vanguard Health Systems, Inc. (the “Company”) for the quarterly period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles N. Martin, Jr., Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1)      The Report fully complies with the requirements of Section 13(a) or 15(d)
                       of the Securities Exchange Act of 1934; and

            (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles N. Martin, Jr.
 Charles N. Martin, Jr.
Chairman of the Board and Chief Executive Officer

May 13, 2003

            A signed original of this written statement required by Section 906 has been provided to Vanguard Health Systems, Inc. and will be retained by Vanguard Health Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.